UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2017

TIFFANY & CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Cooperation Agreement with JANA.

On February 20, 2017, JANA Partners LLC (“JANA”) and Tiffany & Co. (the “Company”) entered into a Cooperation Agreement (the “JANA Agreement”).

Pursuant to the JANA Agreement, the Company has agreed that, subject to the conditions set forth therein, the board of directors of the Company (the “Board”) will appoint each of Roger Farah, James Lillie and Francesco Trapani (each, a “Designee” and collectively, the “Designees”) to the Board no later than ten (10) business days after the date of the JANA Agreement. The Company also agreed that, subject to the conditions set forth therein, the Board will nominate each of the Designees for election to the Board at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”).

Each of the Designees must, at all times while serving as a member of the Board, comply with all policies and guidelines applicable to all non-employee Board members, including, without limitation, the Company’s Corporate Governance Principles, Code of Conduct and all trading and confidentiality obligations and guidelines. In addition, each of the Designees will provide to the Company an irrevocable resignation letter from the Board that will be effective (subject to Board acceptance) if JANA ceases to comply with or breaches any of the terms of the JANA Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within fifteen (15) days after receipt by JANA of written notice from the Company specifying such material breach or failure, and, solely with respect to Mr. Trapani (in his capacity as a Designee), such resignation letter will be effective (subject to Board acceptance) if Mr. Trapani ceases to comply with or breaches any of the terms of a separate cooperation agreement, entered into on February 20, 2017 between the Company and Mr. Trapani (the “Trapani Agreement”) (as described below) in any material respect and, if capable of being cured, such material breach or failure has not been cured by Mr. Trapani within fifteen (15) days after receipt by Mr. Trapani of written notice from the Company specifying such material breach or failure.

If any of the Designees resigns, refuses to or cannot serve (due to death or disability) during the Standstill Period (as defined below), the Company and JANA shall cooperate in good faith to identify and select a replacement director or directors, as applicable, who is mutually acceptable to each of the parties (acting reasonably). Any replacement director must, among other matters, (A) be independent of JANA and its affiliates and (B) qualify as an independent director of the Company under the listing rules of the New York Stock Exchange and under the Company’s Corporate Governance Principles and otherwise qualify to serve as a director under the Company’s by-laws and Corporate Governance Principles.

JANA has agreed to various standstill provisions for the duration of the Standstill Period, including, among other things, that it will not:

1.	in any way participate in any “solicitation” of proxies, or advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of directors or approval of any stockholder proposals;
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2.	acquire any ownership interest that would result in the ownership by JANA (together with any affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any individual or entity that would be deemed to be part of a “group,” as defined in Section 13(d)(3) of the Exchange Act), of 10% or more of the shares of common stock, par value $0.01, of the Company (the “Common Stock”) outstanding at such time (for purposes of the calculation of ownership interest, it being agreed that all shares of Common Stock which a person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional and including economic ownership pursuant to a cash settled call option or other derivative security, contract or instrument related to the price of shares of Common Stock shall be included);
3.	sell, directly or indirectly, through swap or hedging transactions or otherwise, securities of the Company or any rights decoupled from the underlying securities of the Company to a third party that would result in such third party, together with its affiliates, owning more than 4.9% of the Common Stock outstanding at such time; or
4.	effect any tender or exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets or sale, spinoff, splitoff or other similar separation of one or more business units, scheme of arrangement, plan of arrangement or other business combination, recapitalization, reorganization, liquidation, dissolution or other extraordinary transaction involving the Company.

JANA has also agreed that, during the Standstill Period, it will vote its shares in favor of each of the Designees and all directors who are members of the Board as of the date of the JANA Agreement. It will also vote its shares in accordance with the Board’s recommendations on all other matters, except with respect to proposals relating to (a) authorizing or approving certain extraordinary transactions, (b) the implementation of takeover defenses or (c) new or amended incentive compensation plans.

Pursuant to the JANA Agreement, JANA is committed to be independent of Mr. Trapani going forward.

The Company and JANA have agreed, subject to certain exceptions, that during the Standstill Period they will not make, cause to be made or encourage any other person to make or cause to be made, any public statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders, in the case of the Company, JANA or its affiliates or any of their respective officers, directors or employees and, in the case of JANA, the Company or affiliates thereof or any of their respective officers, directors or employees.

In addition, the Company has also agreed that it (i) will appoint Mr. Trapani to the committee of the Board that is overseeing the Company’s search for a new chief executive officer and to the Nominating/Corporate Governance Committee and (ii) until the end of the Standstill Period, will not increase the size of the Board if doing so would result in the Board having a number of members in excess of twelve (12) (except that, upon appointment of the Designees, the Board may increase the size to be up to thirteen (13) members) and will not nominate more than twelve

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(12) individuals for election at the 2017 Annual Meeting; provided, that the Company is permitted to increase the size of the Board in order to accommodate the appointment to the Board and subsequent nomination of (x) a chief executive officer hired by the Company with the Board’s approval after the appointment of the Designees and (y) one or more additional directors in connection with, or as a result of, a bona fide strategic transaction unanimously approved by the Board after the appointment of the Designees, the terms of which require such appointment or nomination. Pursuant to the JANA Agreement, the Company will be limiting waivers under the retirement age provisions in its governance documents, such that, in accordance with the mandatory retirement age, one current director will not stand for reelection at the 2017 Annual Meeting and two current directors will not stand for reelection at the 2018 Annual Meeting of Stockholders.

The “Standstill Period” means the period commencing on the date of the JANA Agreement and terminating on the date that is the earlier of (A) the later of (x) the date that is thirty (30) days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2018 Annual Meeting of Stockholders and (y) if the Designees are included, and the Designees and JANA have agreed in advance to such inclusion (it being understood that JANA will respond to any request as to whether it agrees to such inclusion within five (5) business days after notice to JANA of such inclusion) on the Company’s slate of director nominees for the 2018 Annual Meeting of Stockholders or for any annual meeting of stockholders of the Company subsequent thereto (each, an “Applicable Meeting”), the date that is thirty (30) days prior to the expiration of the Company’s advance notice period for the nomination of directors at the next annual meeting of stockholders following the Applicable Meeting and (B) a material breach by the Company of its obligations under the JANA Agreement which is not cured within fifteen (15) days after receipt by the Company of written notice from JANA specifying the material breach.

The JANA Agreement terminates upon the expiration of the Standstill Period. The Company's obligations under the JANA Agreement terminate earlier if JANA ceases to comply with or breaches any of the terms of the JANA Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within fifteen (15) days after receipt by JANA of written notice from the Company specifying such material breach or failure, and, solely with respect to Mr. Trapani (in his capacity as a Designee), if Mr. Trapani ceases to comply with or breaches any of the terms of the Trapani Agreement (as described below) in any material respect and, if capable of being cured, such material breach or failure has not been cured by Mr. Trapani within fifteen (15) days after receipt by Mr. Trapani of written notice from the Company specifying such material breach or failure.

Cooperation Agreement with Francesco Trapani

On February 20, 2017, Mr. Trapani and the Company entered into the Trapani Agreement.

Pursuant to the Trapani Agreement, Mr. Trapani has agreed that he, together with his affiliates, will be subject to substantially the same standstill provisions that JANA has agreed to under the JANA Agreement.

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Mr. Trapani has also agreed that, during the Standstill Period, he will vote his shares in favor of each of the Designees and all directors who are members of the Board as of the date of the Trapani Agreement. Mr. Trapani will also vote his shares in accordance with the Board’s recommendations on all other matters, except with respect to proposals relating to (a) authorizing or approving certain extraordinary transactions, (b) the implementation of takeover defenses or (c) new or amended incentive compensation plans. It is agreed that nothing in the Trapani Agreement (i) limits Mr. Trapani’s ability to act or vote on any matter in his capacity as a director of Company, or (ii) prohibits, limits or restricts Mr. Trapani from exercising his fiduciary duties as a director to the Company or its stockholders under applicable law.

Pursuant to the Trapani Agreement, Mr. Trapani is committed to be independent of JANA going forward.

The Company and Mr. Trapani have agreed, subject to certain exceptions, that during the Standstill Period they will not make, cause to be made or encourage any other person to make or cause to be made, any public statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders, in the case of the Company, Mr. Trapani or his affiliates and, in the case of Mr. Trapani, the Company or affiliates thereof or any of their respective officers, directors or employees.

The Trapani Agreement terminates upon the expiration of the Standstill Period.

The foregoing summary of the JANA Agreement and the Trapani Agreement are not complete and are subject to, and qualified by reference to, the full text of the JANA Agreement and Trapani Agreement, which are filed as Exhibits 10.37 and 10.38 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure

A copy of the joint press release issued by the Company and JANA on February 21, 2017 describing the entry into the JANA Agreement and the Trapani Agreement and the appointments of Messrs. Farah, Lillie and Trapani is filed herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

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Item 9.01        Financial Statements and Exhibits

(d)	Exhibits:
Exhibit No.	Description

10.37	Cooperation Agreement, dated February 20, 2017, between JANA Partners LLC and Tiffany & Co.
10.38	Cooperation Agreement, dated February 20, 2017, between Francesco Trapani and Tiffany & Co.
99.1	Joint Press Release issued by JANA Partners LLC and Tiffany & Co. on February 21, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017	TIFFANY & CO.

	By:	/s/ Leigh M. Harlan
	Name:	Leigh M. Harlan
	Title:	Senior Vice President, Secretary and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

10.37	Cooperation Agreement, dated February 20, 2017, between JANA Partners LLC and Tiffany & Co.
10.38	Cooperation Agreement, dated February 20, 2017, between Francesco Trapani and Tiffany & Co.
99.1	Joint Press Release issued by JANA Partners LLC and Tiffany & Co. on February 21, 2017

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